Exhibit 3.1
AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
SPECTRUM BRANDS HOLDINGS, INC.

Spectrum Brands Holdings, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”), DOES HEREBY CERTIFY THAT:

1.The Certificate of Incorporation of the Corporation as heretofore in effect is hereby amended by amending and restating Section 5.2 thereof to provide in its entirety as follows:

“5.2 As of the effective time of the amendment providing for this Section 5.2, the Board is divided into three classes, designated as Class I, Class II and Class III, the terms of office of the Directors assigned to Class I expiring at the 2022 annual meeting of stockholders (an “Annual Meeting”), the terms of office of the Directors assigned to Class II expiring at the 2023 Annual Meeting and the terms of office of the Directors assigned to Class III expiring at the 2024 Annual Meeting. Commencing immediately prior to the election of directors at the 2022 Annual Meeting, the Board shall be divided into two classes of directors, Class A and Class B, with the directors in Class A having a term that expires at the 2023 Annual Meeting and the directors in Class B having a term that expires at the 2024 Annual Meeting. The successors of the directors who, immediately prior to the 2022 Annual Meeting, were members of Class I (and whose terms will expire at the 2022 Annual Meeting) shall be elected to Class A; the directors who, immediately prior to the 2022 Annual Meeting, were members of Class II (and whose terms are scheduled to expire at the 2023 Annual Meeting) shall become members of Class A for a term expiring at the 2023 Annual Meeting; and the directors who, immediately prior to the 2022 Annual Meeting, were members of Class III (and whose terms are scheduled to expire at the 2024 Annual Meeting) shall be members of Class B for a term expiring at the 2024 Annual Meeting. Commencing immediately prior to the election of directors at the 2023 Annual Meeting, there shall be a single class of directors, Class I with all directors of such class having a term that expires at the 2024 Annual Meeting. The successors of the directors who, immediately prior to the 2023 Annual Meeting, were members of Class A (and whose terms will expire at the 2023 Annual Meeting) shall be elected to Class I and the directors who, immediately prior to the 2023 Annual Meeting, were members of Class B (and whose terms are scheduled to expire at the 2024 Annual Meeting) shall become members of Class I for a term expiring at the 2024 Annual Meeting. At the 2024 Annual Meeting and each Annual Meeting thereafter, all Directors shall be elected to serve for one-year terms expiring at the next Annual Meeting. Each Director shall hold office until the expiration of his or her term of office and his or her successor is elected and qualified, or until such Director’s earlier resignation or removal. Any Director appointed to fill a vacancy shall have the same remaining term as that of his or her predecessor, and any Director appointed to a newly created directorship upon an increase in the authorized number of Directors shall have the same remaining term as that of the class to which such newly created directorship is assigned by the Board at the time of its creation. For avoidance of doubt, whenever the Board is divided into more than one class, the number of directorships assigned to each such class need not be as nearly equal in number as possible. Nothing in this Section 5.2 shall apply to any Director that may be separately elected by holders of any class or series of Preferred Stock.”

2.The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

Exhibit 3.1
IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be executed by its duly authorized officer on this 3rd day of August, 2021.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Executive Vice President, General Counsel and Corporate Secretary

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